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                                                                   Exhibit 10.10


                                [CYBERCARE LOGO]

                                                  Direct Dial:  (561) 742-5108
                                                   Direct Fax:  (561) 742-5003


                               September 21, 2001


Via Email (without enclosures) and Express Mail


Mr. Anthony Cheung
Tri Cap Securities, Inc.

_________________
_________________


      RE:   WARRANT

Dear Mr. Cheung:

Enclosed please find a warrant, entitling Tri Cap Securities, Inc. ("Tri Cap"), or an assignee, to purchase 3,700,000 of CyberCare, Inc. common stock upon the terms set forth in the warrant ("Warrant").

The Warrant is compensation for the efforts of both Anthony Cheung and Tri Cap in connection with CyberCare's SIIC Medical Joint Venture, CyberCare's projects in Japan and Hong Kong and for all efforts on behalf of CyberCare in general (the "Services"). This Warrant contains a one time right of assignment so it can be used for the benefit of others that assisted you in connection with the Services.

The Warrant is issued to you as full satisfaction for the services Tri Cap and you personally have performed for CyberCare. Anthony Cheung and Tri Cap ("Releasors") hereby release, and forever discharge CyberCare, its affiliates, subsidiaries, successors, assigns, officers, directors, shareholders, agents and/or employees ("Releasees") of and from all claims, causes of action, suits, debts, accounts, bills, covenants, contracts, agreements, promises and damages whatsoever, in law or in equity, arising out of or in connection with the Services which the Releasors ever had, now have, or which any personal representative, successor, heir or assign of the Releasors, hereafter can, shall or may have, against Releasees from the beginning of time to the date hereof.

Please signify both the acknowledgement and agreement of Tri Cap and yourself personally with the foregoing by executing a copy of this letter in the space provided below and returning it to my attention.

                                    Sincerely

                                    /s/ Daniel W. Bivins, Jr.
                                    Daniel W. Bivins, Jr.
                                    Senior Vice President


ACCEPTED AND AGREED
As of this 21st day of September, 2001.


TRI CAP SECURITIES, INC.
By: /s/ ANTHONY CHEUNG
    --------------------------
Name: ANTHONY CHEUNG
      ------------------------
Its: DIRECTOR
     -------------------------



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